EXHIBIT 5.1

Charles W. Barkley
Attorney at Law

6201 Fairview Road, Suite 200	(704) 944-4290
Charlotte, NC 28210	(704) 944-4280 (Fax)
cwbarkley@gmail.com	gopublic2@aol.com
skype: cbarkley2

November 21, 2012

ORO Capital Corporation, Inc.
23 Dassan Island Drive
Plettenburg Bay 6600 South Africa

Re:           Legal  Opinion – Shares Offered By Form S-1 Registration Statement

Ladies and Gentlemen:

I have acted as special counsel to ORO Capital Corporation, Inc., a Nevada corporation (the “Company”), in connection with its Registration Statement filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”), for registration of up to an aggregate of 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”).

I have examined such documents and considered such legal matters as I have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, I have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

The Company currently has sufficient authorized shares to permit the issuance of all of the common stock registered and I have assumed that the Company will keep authorized and reserved a sufficient number of shares of Common Stock to satisfy its obligations.

Based upon and subject to the foregoing and as the full consideration for each share of Common Stock has been paid, it is my opinion that that the Shares will, are validly issued, fully paid and non-assessable.

I also consent to the use of this opinion in the Registration Statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to me under the heading “Legal Matters” in the Registration Statement.

Very truly yours,

Charles W. Barkley

Charles W. Barkley

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